SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 27, 2004 (Date of earliest event reported)

Commission File Number 000-19627

BIOLASE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19627	87-0442441
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of Principal Executive Offices, Including Zip Code)

(949) 361-1200

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

On July 27, 2004, BioLase Technology, Inc. (“BioLase”) issued a press release announcing that Edson Rood, BioLase’s Chief Financial Officer, has announced his intentions to retire. BioLase also issued a press release announcing that its Board of Directors has voted to change BioLase’s dividend policy to pay a regular cash dividend of $0.01 per share every other month, with the first dividend payable August 30, 2004 to shareholders of record on August 16, 2004. A copy of the press releases are attached herewith as Exhibits 99.1 and 99.2.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated July 27, 2004.

99.2	Press Release, dated July 27, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 30, 2004	BIOLASE TECHNOLOGY, INC.,
(Registrant)

	By:	/s/ ROBERT GRANT
Robert Grant
Chief Operating Officer and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

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